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                                                                 Exhibit 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements of Alcoa Inc. on Form S-8 (Registration Nos. 33-22346,33-24846,33-49109, 33-60305, 333-27903, 333-62663, 333-79575, 333-91331, 333-32516, 333-36208,
333-36214, 333-37740, 333-39708 and 333-47116) of our reports dated January 8,
2001, except for Note U, for which the date is January 31, 2001, on our audits of the consolidated financial statements and financial statement schedule of Alcoa Inc. and consolidated subsidiaries as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000, which reports are incorporated by reference or included in this Form 10-K.


                                           /s/PricewaterhouseCoopers LLP
                                           PricewaterhouseCoopers LLP


600 Grant Street
Pittsburgh, Pennsylvania
March 2, 2001